OTCBB:TDCP

FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements that relate to the company's objectives, estimates and goals. Any statements that are not statements of historical fact should be considered forward-looking statements.

The Company's business is subject to numerous risks and uncertainties, including the necessity to conduct further clinical trials and related studies, product testing and regulatory, approval, efficacy and safety.

These and other risks and uncertainties could cause the company's actual results and developments to be materially different from those expressed or implied by any of these forward looking statements.

(No commentary necessary.)


3DICON
WWW.3DICON.NET
We live in a 3D world.
Why don't we communicate that way?

(Intro of MK and Vivek)

I'm Martin Keating, chairman and CEO of 3DIcon Corporation.
And this is Vivek Bhaman, our president and chief operating officer.
Between the two of us, we hope to give you a snapshot of our company and where we're going.

With us today is Dr. Jim Sluss, director of the School of Computer and Electrical Engineering at the University of Oklahoma, and a close collaborator on the various 3DIcon research efforts.

"We live in a 3D world. Why don't we communicate that way?"

That's our beginning and ending question. In other words, it's our operating slogan.


3D ICON
Why Are We Here?
• Gain exposure for 3DIcon
• Broaden our shareholder base
• Set the stage for future capital needs

"Why are we here?" Now, that's not a philosophical or theological question. At least not this morning.

No, why is 3DIcon here.

Genuine three-dimensional imaging is, potentially, a transformational technology. It's being developed by 3DIcon and our research partner, the University of Oklahoma.

We are meeting with you today:

To gain exposure for 3DIcon in the investment community
To broaden our shareholder base
To set the stage for future capital needs

We believe we are part of the beginning of a very large new industry.

And we hope that when we have concluded this briefing,
you will share our excitement at the myriad possibilities of true 3D communication.

Equity Overview

3D ICON

- Ticker: TDCP
- Listed: OTCBB
- Recent Stock Price: $.27
- Market Capitalization: $35 M
- Shares Outstanding: 128 M
- Float: 40 M
- 3 Month Avg. Daily Volume: 115,000

The market basics…

Listed on the Bulletin Board and the average daily volume approximately 115,000


OTCBB:TDCP
3DIcon is a developer of groundbreaking 3D projection and display technologies that are being designed to produce full-color, 360º volumetric images.

Most of what is referred to today as "3D" is in reality just enhanced 2D. At best, it's "two-and-a-half D."

We're aiming a step or two beyond…to GENUINE 3D. Full-color, walk-around, REAL images.

Not 3D on 2D screens

We're pursuing what's never been done before.


Scope of 3DIcon
Image Capture
Translation
(Rendering)
Display

We have three areas of interest in the 3D field: Image Capture, Translation, and Display.

The first is already represented by current technologies.
MRIs, CAT scans, and baggage-scanning equipment at airports capture 3D images.
What they don't do is display these images in full-color, opaque 360-degree format.

The genuine 3D display is the tough nut to crack,
and that's where our research is focused.


3D ICON
Two Frequently Asked Questions
1. Why is genuine 3D compelling?
2. Why 3DIcon?

(Read slide, then go to next slide.)

1. Why is genuine 3D compelling?

2. Why 3DIcon?


3D ICON
Compelling: We're Wired For It
3D is our Natural Condition
Almost everything in the real world exists in 3D
3D Enhances Cognition, Analytical and Relational Abilities

As we say, "We live in a 3D world. Why don't we communicate that way?"

Human beings are 360-degree creatures. We operate in 3D surroundings.
3D is our natural condition. We're wired for it.

Not to get technical, but half of our sensory receptors are related to vision and perception.
Seeing in 3D involves and stimulates many times more of these receptors than seeing in 2D.
3D sets in motion a chain of exponentially increasing number of neurons that control cognition,
perception, reaction, and all the other functions of the brain and nervous system.
The net result is that many, many times more brain power is activated for the task at hand.

Plus, in most cases, anything 2D can do, 3D can do better.


3D ICON
Compelling: Commercial Value
Medical/Research:
3D imaging 3X more effective in detecting polyps
3D imaging critical to study of DNA structures
Homeland Security:
3D Baggage Scanning
3D Facial Recognition
Geo-Spatial
Oil and Gas Exploration
Air Traffic Control
Interactive Entertainment & Gaming

Now imagine if the images that were CAPTURED in 3D could actually be SEEN in 3D, instead of being simulated as such. What does it mean to us in terms of markets and revenues? 3DIcon's initial commercialization of this technology is aimed at significant markets with a high need for 3D imaging.

Medical/Research - The pharmaceutical industry's annual research and development expenditures are more than $70 billion. The purpose of research, after all, is to find a better way. 3D formulation of new drugs is one major potential use. Medical diagnostic equipment is another $45B market.

Homeland Security - 3D depth means more effective baggage scanning that would result in better accuracy and fewer delays. The TSA budget alone is more than $20 billion. [Show inspection card]

Geo-spatial - The oil and gas industry spends $75 billion on exploration and development. 3D air traffic control would cut the number of near misses and flight delays. The government this year is spending $9.3 billion for ATC, plus more than $150 million for research for improving air traffic control systems.

Interactive Entertainment & Gaming - If there's one "next big thing" in entertainment and gaming, it's interactive 3D. This is already a $54 billion industry. Expenditures to develop a single game can be more than $30 million.

We used to ask which markets would use 3D. We now wonder which ones wouldn't.


3D ICON
Compelling: Transformational
• Think black-and-white TV to color
• Think analog to digital

Black-and-white TV to color; analog to digital.

Or smoke signals to wireless.

That, in a nutshell, is the vast difference between 2D and genuine 3D.

3D could indeed change the way the world communicates.


Why 3DIcon?

Thank you Martin. We know that 3D has tremendous social, scientific and commercial potential. Let me now share with you why we believe that, 3DIcon is going to be one of the leading forces in this area. Besides being one of the first companies to realize the commercial potential of 3D – one of the first who focused on 3D on more than just being cool stuff…we have a lot going for us…



Technology
THE JOURNAL REPORT
THINKING ABOUT TOMORROW
Imagine televisions that project 3-D images into the middle of the living room, for a theater-in-the-round experience. And while we
How will technology change the way we shop, learn and entertain ourselves?

The Wall Street Journal thinks that true 3D will be commonplace in the next 10 years. We like to believe it will be sooner.


3D ICON
Why 3DIcon?
• World Class Research
• Portfolio of Technologies
• Leadership and Team
• Timing

I would like to take you through the 4 key aspects of 3DIcon that make us special


3D ICON
World Class Research
Sponsored Research Agreement with the University of Oklahoma
Long term engagement
Cost Effective R&D

OU is not just a great university – it is Nationally recognized Research facility – Human Genome Project, National Weather Bureau, NASA and now it is at the forefront of developing 3D technology.

This long term relationship brings to the company Dedicated Personnel and Continuity of research

Cost Effective: Highly Qualified personnel plus Research facilities, Infrastructure and Equipment


3DICON
And Most Important
Research and Development Leadership
Dr. James Sluss
Dr. Hakki Refai
Dr. Monte Tull
Dr. Gerard Newman
Dr. Pramode Verma
Dr. Erik Petrich
Dr. Martina Dreyer

These our the people who lead the R&D of 3DIcon at OU. We have amongst us today Dr. Sluss –the Director of the College of Engineering– which just demonstrates how vested and involved these scientists are in the success of this company. Drawn from Photonics, Optics, Electronics, Digital Design, Material Sciences

Supervised Co-ordinated by people like Dr. Sluss who have extensive industry experience.


And Most Important
• Multi-Disciplinary
– Photonics
– Optics
– Digital Design
– Electronics
– Software
– Material Sciences & Nanotechnology
Research and
Leadership
James Sluss
Dr. Hakki Refai
Dr. Monte Tull
Dr. Gerard Newman
Dr. Pramode Verma
Dr. Erik Petrich
Dr. Martina Dreyer

These our the people who lead the R&D of 3DIcon at OU. We have amongst us today Dr. Sluss –the Director of the College of Engineering– which just demonstrates how vested and involved these scientists are in the success of this company. Drawn from Photonics, Optics, Electronics, Digital Design, Material Sciences

Supervised Co-ordinated by people like Dr. Sluss who have extensive industry experience.

Why 3DIcon?

- World Class Research
- **Portfolio of Technologies**
- Leadership and Team
- Timing



3D ICON
Technology: A Portfolio
• Includes Both The Volumetric Methodologies
– Swept Volume Displays
– Static Volume Displays
• Research By-Products
– Software
– Nano Material Production Technology

Our portfolio includes both the ways volumetric 360 degree 3D can be created. Swept Volume and Static Volume.

Our research also produces by products that have commercial value. Remember research at NASA resulted in Tang, Tempurpedic Mattresses and the Space Age Pen! As well as the solid fuel engine.

Our research has already resulted in a software product that we have launched…

Volumetric Display #1: 3D-SVD™

Swept Volume Display

Phase – I Technology Demonstration


3D ICON
3D-SVD Schematic
Protective Transparent Housing
Image Panes
Image Space
On Board Electronics
Platter and Shaft
Electronics Housing

This is the schem


3D ICON
RENDER of 3D GEOMETRIC IMAGES

Our first Technology demonstration system, successfully showed the creation of 3D Volumetric Shapes


3D ICON
Blender
RENDER
ANIM
PLAY
RENDER from 3D DESIGN SOFTWARE

…as well as the ability to render images from commercial design software directly. As we improve the resolution and other aspects, we see this technology being used in places like..


3D ICON
The Future...
BALLYS
MIRAGE
Retro Fit, Retro Style

---for spectacular outdoor displays


3D ICON
Technology: 3D-SVD
• Key Differentiators
(compared with Perspecta from Actuality Systems)
– Solid Images
– Scalable from Table Top to Giant
– Brightness/Contrast
• Addressable Markets
– Advertising, Large Venue, Outdoor, Daylight

Key differences between 3DIcon approach and others'

Volumetric Display # 2: CSpace™

Static Volume Display


3D ICON

Think of a sno-globe. Only bigger and not necessarily spherical...you can switch it on or off. Plug it to your pc and run 3d images, full motion video in 3D...


3D ICON
CSpace Schematic
Volumetric Projection Medium
Ideal Voxel
Image Projector
Control Systems
Slice Projector

The volumetric medium is a clear polymer or aerogel, into which are embedded nano-particles. When invisible infra-red/lasers are projected into the space, the nano-particles are excited and give of light. Different particles are used to create Red Green and Blue…to create full color images.


3D ICON
C-Space Technology: Volumetric Projection Medium*
Fluorescent nano-particles
invisible infra red light
Visible light
Transparent Host Matrix
* Proprietary process

Animation of process…


3DICON
What makes CSpace Unique?
• Use of fluorescent nano-materials to create full color
• Scalable Projection Space
• High Resolution
• High Refresh and Frame Rates

We see this technology being used in many areas like…


Air Traffic Control
(Artist Rendering of Future Application)
ZOOM: 80%

Air Traffic Control Systems…Air-traffic controllers cannot visualize in 3D---altitude and trajectory of planes in real time with current radars. But with this technology, using almost the same data-stream of the radar, the ATC would be able to visualize the airspace accurately in real time.


3D for Baggage Scanning
(Artist Rendering of Future Application)
E Gates E20-E35
3D Icon

3D Baggage Scanning and Display - More accurate and reliable. Fewer Errors. Faster Movement.

Medical: Diagnosis, Research and Treatment


3D ICON

(Artist Rendering of Future Application)

Military & Geo-Spatial



(Artist Rendering of Future Application)


3D ICON
(Artist Rendering of Future Application)
Gaming & Entertainment
3D
Icon

By Product Technology


By Product – Marketable Technology
PATENT
Pixel
Precision
At the heart of every DLP product – High Def TV, Projectors, DLP Cinema, Micro-scanners is the Digital Micro-mirror Chip from Texas Instruments

The DMD is the chip that is at the heart of the DLP products we see – High Def TVs, Projectors, DLP Cinema, Holographic Data Storage, Microscopy and being used to develop hundreds of new products. Our research uncovered a strong market need for a tool that these company needed to control and drive the DMD chip. And we produced exactly that.


3D ICON
First By-Product: Pixel Precision
• Software for new DLP Product Developers
• Addressable Market of $6M - $8M over the next 24 months
• Finalizing Sales Distribution arrangement
For more information, visit: www.pixelprecision.net
Pixel Precision™

It has and has been launched recently. We believe that there is a total addressable market scope over $6M

Why 3DIcon?

- World Class Research
- Portfolio of Technologies
- **Leadership and Team**
- Timing

Team 3DIcon

- **Martin Keating, Chairman**
  - Entrepreneur, Financier, Author
- **Vivek Bhaman, COO**
  - International experience with new technology commercialization
- **Lawrence Field, Director**
  - Regent Capital, Institution Investor
- **Victor Keen, Director**
  - Board Member of NASDAQ listed Technology Company; Former Tax Chair of top 100 law firm;
- **John O'Connor, Director**
  - Chairman – Prominent Tulsa Law firm

What you see here is …Accomplished people. International experience in commercializing technology, investment experience, A NASDAQ technology company board member; legal talent…

Why 3DIcon?

- World Class Research
- Portfolio of Technologies
- Leadership and Team
- <u>Timing</u>

Timing

- 3D Technology is Transformational
- 3DIcon has established a leading edge technology portfolio
- Proven Management and Support Team
- Revenue This Quarter

Thank You

3DICON

WWW.3DICON.NET

We live in a 3D world.

Why don't we communicate that way?